                                                                     Exhibit A.3

                                    CORRECTED

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MCG CREDIT CORPORATION

     MCG Credit Corporation, a Delaware corporation (the "Corporation") pursuant to Section 103(f) of the Delaware General Corporation Law, does hereby certify:

     FIRST: The Restated Certificate of Incorporation of the Corporation, filed in the Office of the Secretary of State of the State of Delaware on July 10, 2000, was an inaccurate record of the corporate action therein referred to.

     SECOND: This corrected Restated Certificate of Incorporation is being filed to correct the erroneous description of voting power of directors of the Corporation set forth in Article V, Sections B and C.

     THIRD: The Restated Certificate of Incorporation of the Corporation in correct form is as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MCG CREDIT CORPORATION

      (Originally incorporated on March 18, 1998 under the name MCG, Inc.)

                                    ARTICLE I

     The name of the Corporation is MCG Credit Corporation (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A.   Authorized Capital. The total number of shares of all classes of
          ------------------
capital stock which the Corporation shall have authority to issue is 40,201,000 shares divided into six classes: (i) 12,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), (ii) 500,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), (iii) 20,000,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock"), (iv) 2,200,000 shares of Class D Common Stock, par value $.01 per share ("Class D Common Stock"), (v) 5,500,000 shares of Class E Common Stock, par value $.01 per share ("Class E Common Stock") and (vi) 1,000 shares of Preferred Stock, par value $.01 ("Preferred Stock"). The Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock are sometimes hereinafter referred to collectively as the "Common Stock." Except as otherwise set forth in Sections B(3), B(4) and B(5) of this Article IV and Sections C(1) and C(2) of Article V, all shares of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and the Class E Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     B.   Common Stock.
          ------------

          1.   Dividends. (a) Holders of Class A Common Stock, Class B Common
               ---------
Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock shall be entitled to receive dividends, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, payable in cash, in securities or other property of the Corporation.

               (b) If and when dividends on the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock are declared payable from time to time by the Board of Directors, holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that, if dividends are declared that are payable in shares of Common Stock (or rights to receive shares of Common Stock), such dividends shall be payable at the same rate on all such classes of Common Stock, and shall be payable in respect of a particular class of Common Stock in shares of that particular class of stock, so that holders of Class A Common Stock shall receive only shares of Class A Common Stock, holders of Class B Common Stock shall receive only shares of Class B Common Stock, holders of Class C Common Stock shall receive only shares of Class C Common Stock, holders of Class D Common Stock shall receive only shares of Class D Common Stock, and holders of Class E Common Stock shall receive only shares of Class E Common Stock.

          2.   Subdivision or Combination. If the Corporation shall in any
               --------------------------
manner subdivide or combine the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock, such outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis, so that holders of Class A Common Stock shall receive or continue to hold only shares of Class A Common Stock in respect thereof, holders of Class B Common Stock shall receive or continue to hold only shares of Class B Common Stock in respect thereof, holders of Class C Common Stock shall receive or continue to hold only shares of Class C Common Stock in respect thereof, holders of Class D Common Stock shall receive or continue to hold only shares of Class D Common Stock in respect thereof and holders of Class E Common Stock shall receive or continue to hold only shares of Class E Common Stock in respect thereof and all such classes of Common Stock shall be similarly subdivided or combined such that the relative number of shares of each such class of Common Stock to all other classes of Common Stock remains the same immediately prior to and after such subdivision or combination.

          3.   Voting Rights. A holder of a share of Class A Common Stock or a
               -------------
share of Class B Common Stock or a share of Class C Common Stock or a share of Class E Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock or each share of Class B Common Stock or each share of Class C Common Stock or each share of the Class E Common Stock (as the case may be) standing in such holder's name on the books of the Corporation. Holders of Class D Common Stock shall have no voting rights except as provided by law. Except as required in this Restated Certificate of Incorporation or by law, or as provided by the Board of Directors in its designation of any series of Preferred Stock pursuant to Section C of this Article IV, the holders of shares of Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock and Class E Common Stock shall vote together as a single class and holders of any class of capital stock of the Company shall not be entitled to any class vote on any matter; provided, however:

          (a) that, for so long as the number of shares of Class E Common Stock outstanding represents 10% or more of the outstanding Common Stock (except as set forth in clause (iv) below), the consent of the holders of two-thirds of the shares of Class E Common Stock will be required for the Corporation to take any of the following actions:

               (i) to issue any shares of Class A Common Stock, Class B Common Stock or any other capital stock with rights and preferences that are senior to or pari passu with the rights and preferences of the Class E Common Stock, excluding any securities granted, or issued or outstanding prior to the date hereof and those securities granted or issued pursuant to (i) the exercise of options granted to managers, employees and consultants prior to the date hereof, (ii) the Corporation's stock option plans or other benefit plans, (iii) the exercise of warrants existing as of the date hereof or (iv) the issuance of shares of Class E Common Stock pursuant to commitments existing as of the date hereof;

               (ii) to pay, declare or set aside any sums for the payment of any dividends or to make any distribution on any class of Common Stock;

               (iii) to liquidate the Corporation or to consolidate or merge with or into any person, or enter into any similar business combination transaction or effect any transaction or series of transactions after which either the Corporation is not the surviving entity or the holders of a majority of the outstanding Common Stock prior to the transaction or series of transactions do not control or otherwise constitute a majority in interest of the surviving entity, except any such transaction or series of transactions, as the case may be, solely among the Corporation and wholly-owned subsidiaries of the Corporation;

               (iv) at any time while any shares of Class E Common Stock are outstanding, to amend, alter or change this Restated Certificate of Incorporation in any manner that adversely affects the voting rights or liquidation preferences of the Class E Common Stock;

               (v) to redeem or repurchase any shares of Common Stock other than (i) from departing employees, or (ii) from stockholders pursuant to agreements executed by and between the Corporation and any stockholder thereof within 30 days of the date hereof or any such agreement approved pursuant to the Company's governing documents; and

               (vi) to purchase or acquire from any Person or to sell, lease, transfer or otherwise dispose of assets having a value in excess of $25.0 million, other than in the ordinary course of business.

          (b) that, for so long as the number of shares of Class A Common Stock outstanding represents 10% or more of the outstanding Common Stock (except as set forth in clause (iv) below), the consent of the holders of a majority of the shares of Class A Common Stock will be required for the Corporation to take any of the following actions:

               (i) to issue shares of any capital stock with rights and preferences that are senior to or pari passu with the rights and preferences of the Class A Common Stock, excluding any securities granted, or issued or outstanding prior to the date hereof and those securities granted or issued pursuant to (i) the exercise of options granted to managers, employees and consultants prior to the date hereof, (ii) the Corporation's stock option plans or other benefits plans, (iii) the exercise of warrants existing as of the date hereof or (iv) the issuance of shares of Class E Common Stock pursuant to commitments existing as of the date hereof;

               (ii) to pay, declare or set aside any sums for the payment of any dividends or to make any distribution on any class of Common Stock;

               (iii) to liquidate the Corporation or to consolidate or merge with or into any person, or enter into any similar business combination transaction or effect any transaction or series of transactions after which either the Corporation is not the surviving entity or the holders of a majority of the outstanding Common Stock prior to the transaction or series of transactions do not control or otherwise constitute a majority in interest of the surviving entity, except any such transaction or series of transactions, as the case may be, solely among the Corporation and wholly-owned subsidiaries of the Corporation;

               (iv) at any time while any shares of Class A Common Stock are outstanding, to amend, alter or change this Restated Certificate of Incorporation in any manner that adversely affects the voting rights or liquidation preferences of the Class A Common Stock; and

               (v) to redeem or repurchase any shares of Common Stock other than (i) from departing employees, or (ii) from stockholders pursuant to agreements executed by and between the

                    Corporation and any stockholder thereof within 30 days of the date hereof or any such agreement approved pursuant to the Company's governing documents; and

               (vi) to purchase or acquire from any Person or to sell, lease, transfer or otherwise dispose of assets having a value in excess of $25.0 million, other than in the ordinary course of business.

Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, no holder of Common Stock shall be entitled to vote on any amendment to this Restated Certificate of Incorporation (including, without limitation, any Certificate of Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including, without limitation, any Certificate of Designation relating to any series of Preferred Stock).

          4.   Liquidation, Dissolution or Winding Up. (a) In the event of any
               --------------------------------------
liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily (a "Liquidation"), the holders of Class A Common Stock, Class D Common Stock and Class E Common Stock, prior to any distribution to the holders of Class B Common Stock and Class C Common Stock, shall be entitled to receive out of the assets of the Corporation a preferential amount of $10.00 per share (adjusted to reflect any stock split, combination, recapitalization or other reorganization) of Class A Common Stock, of Class D Common Stock or of Class E Common Stock held by them (the "First Liquidation Preference"). After payment or setting apart for payment in full of the First Liquidation Preference, the holders of Class E Common Stock shall be entitled to receive out of the assets of the Corporation an additional preferential amount of $5.00 per share (adjusted to reflect any stock split, combination, recapitalization or other reorganization) per share of Class E Common Stock held by them (the "Second Liquidation Preference"). After payment or setting apart for payment in full of the First Liquidation Preference and the Second Liquidation Preference, the holders of Class B Common Stock shall be entitled to receive out of the assets of the Corporation a preferential amount of $10.00 per share (adjusted to reflect any stock split, combination, recapitalization or other reorganization) per share of Class B Common Stock held by them (the "Third Liquidation Preference"). After payment or setting apart for payment in full of the First Liquidation Preference, the Second Liquidation Preference and the Third Liquidation Preference, the holders of Class A Common Stock, Class B Common Stock and Class D Common Stock shall be entitled to receive out of the assets of the Corporation an additional preferential amount of $5.00 per share adjusted to reflect any stock split, combination, recapitalization or other reorganization) per share of Class A Common Stock, of Class B Common Stock or of Class D Common Stock held by them (the "Fourth Liquidation

Preference"). After payment or setting apart for payment in full of the First Liquidation Preference, the Second Liquidation Preference and the Third Liquidation Preference, the holders of Class A Common Stock, Class B Common Stock and Class D Common Stock shall be entitled to receive out of the assets of the Corporation an additional preferential amount of $5.00 per share (adjusted to reflect any stock split, combination, recapitalization or other reorganization) per share of Class A Common Stock, of Class B Common Stock or of Class D Common Stock held by them (the "Fourth Liquidation Preference"). After payment or setting apart for payment in full of the First Liquidation Preference, the Second Liquidation Preference, the Third Liquidation Preference and the Fourth Liquidation Preference, any remaining assets of the Corporation to be distributed shall be distributed to the holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock share and share alike. If upon a Liquidation the assets of the Corporation are insufficient to provide for the payment in full of the First Liquidation Preference, such assets as are available shall be paid out pro rata on a share for share basis among the outstanding shares of Class A Common Stock, Class D Common Stock and Class E Common Stock. If upon a Liquidation the assets of the Corporation are insufficient to provide for the payment in full of the Second Liquidation Preference after payment of prior liquidation preferences, such assets as are available after payment of prior liquidation preferences shall be paid out pro rata on a share for share basis among the outstanding shares of Class E Common Stock. If upon a Liquidation the assets of the Corporation are insufficient to provide for the payment in full of the Third Liquidation Preference after payment of prior liquidation preferences, such assets as are available after payment of prior liquidation preferences shall be paid out pro rata on a share for share basis among the outstanding shares of Class B Common Stock. If upon a Liquidation the assets of the Corporation are insufficient to provide for the payment in full of the Fourth Liquidation Preference after payment of prior liquidation preferences, such assets as are available after payment of prior liquidation preferences shall be paid out pro rata on a share for share basis among the outstanding shares of Class A Common Stock, Class B Common Stock and Class D Common Stock.

          (b) Except for a Qualified Event (as defined in Section B(5)(f)), any sale of all or substantially all of the assets of the Corporation, or any merger, consolidation or other form of corporate reorganization of the Corporation with or into any other person or persons in any transaction or series of transactions whether or not the Corporation is the surviving entity in such transaction in which the holders of capital stock of the Corporation immediately prior to such transaction or series of transactions, as the case may be, do not continue to own more than fifty percent (50%) of the voting securities of the surviving entity shall be deemed to be a Liquidation of the Corporation within the meaning of Section B(4)(a) and shall entitle the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock to receive upon consummation of such event the consideration (whether in the form of cash, securities or other property) in the amounts specified in Section B(4)(a) above. Whenever the distribution provided in Section B(4)(a) above shall be payable in securities or property other than cash, the "fair value" of the assets or property to be distributed in such event shall be determined in good faith by the Board of Directors of the Corporation (provided, however, that in such event, any cash shall first be distributed pro rata on the basis set forth above and no holder of Common Stock shall be required to receive more than such holder's pro rata share of such securities or property other than cash).

          (c) Immediately prior to and following the consummation of a Qualified Event, the Class D Common Stock shall not be entitled to the First Liquidation Preference or the Fourth Liquidation Preference.

     5.   Conversion. (a) Each share of Class A Common Stock and each share of
          ----------
Class E Common Stock shall be convertible at any time after the date of issuance of such share, at the option of the holder thereof, into shares of Class C Common Stock at the conversion ratio of one share of Class C Common Stock for each share of Class A Common Stock and one share of Class C Common Stock for each share of Class E Common Stock.

          (b) Each share of Class A Common Stock shall be convertible at any time after the date of issuance of such share, at the option of the holder thereof, into shares of Class D Common Stock at the conversion ratio of one share of Class D Common Stock for each share of Class A Common Stock; provided, however, no more than 2,200,000 shares of Class D Common Stock shall be issued upon conversion of Class A Common Stock, and from and after the time 2,200,000 shares of Class D Common Stock have been so issued, the holders of Class A Common Stock shall have no further right to convert shares of Class A Common Stock into Class D Common Stock.

          (c) Each share of Class B Common Stock shall be convertible at any time after the date of issuance of such share, at the option of the holder thereof, into shares of Class C Common Stock at the conversion ratio of one share of Class C Common Stock for each share of Class B Common Stock.

          (d) Each share of Class D Common Stock shall be convertible at any time after the date of issuance of such share, at the option of the holder thereof, into shares of Class C Common Stock at the conversion ratio of one share of Class C Common Stock for each share of Class D Common Stock.

          (e) Each share of Class D Common Stock shall be convertible at any time after the date of issuance of such share, at the option of the holder thereof, into shares of Class A Common Stock at the conversion ratio of one share of Class A Common Stock for each share of Class D Common Stock.

          (f) Immediately prior to the consummation of a Qualified Event, all then outstanding shares of Class A Common Stock, Class B Common Stock and Class E Common Stock shall be automatically converted into shares of Class C Common Stock at the conversion ratio of one share of Class C Common Stock for each share of Class A Common Stock, for each share of Class B Common Stock and for each share of Class E

Common Stock and, from and after such consummation, no further shares of Class A Common Stock, Class B Common Stock, or Class E Common Stock shall be issued. "Qualified Event" shall mean (i) any issuance and sale of shares of Common Stock
 ---------------
in an underwritten public offering registered under the Securities Act of 1933, as amended, which offering is consummated at a price to the public that implies a total equity value of the Corporation without giving effect to such issuance of shares in such offering of not less than $15.00 per share of Common Stock (as adjusted to reflect any stock split, combination, recapitalization or other reorganization following the date hereof) assuming all outstanding shares of Common Stock had been converted into Class C Common Stock and all outstanding securities convertible into, exercisable for, or exchangeable for Common Stock that have an exercise price less than or equal to $15.00 per share (as adjusted to reflect any stock split, combination, recapitalization or other reorganization following the date hereof) had been so converted into, exercised for, or exchanged for Class C Common Stock, or (ii) any sale of all or substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation with or into any other person in any transaction or series of transactions in which the holders of capital stock of the Corporation immediately prior to such transaction or series of transactions, as the case may be, do not continue to own more than fifty percent (50%) of the voting securities of the surviving entity, and such sale, merger, or consolidation is at a price or for consideration that implies a total equity value of the Corporation of not less than $15.00 per share of Common Stock (as adjusted to reflect any stock split, combination, recapitalization or other reorganization following the date hereof) assuming all outstanding shares of Common Stock had been converted into Class C Common Stock and all outstanding securities convertible into, exercisable for, or exchangeable for Common Stock that have an exercise price less than or equal to $15.00 per share (as adjusted to reflect any stock split, combination, recapitalization or other reorganization following the date hereof) had been so converted into, exercised for, or exchanged for Class C Common Stock.

          (g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class A Common Stock, Class B Common Stock, Class D Common Stock and Class E Common Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class C Common Stock as shall from time to time be necessary to permit the conversion of all outstanding shares of Class A Common Stock, Class B Common Stock, Class D Common Stock, and Class E Common Stock into shares of Class C Common Stock, and shall take all action required to increase the authorized number of shares of Class C Common Stock if necessary to permit the conversion of all outstanding shares of Class A Common Stock, Class B Common Stock, Class D Common Stock and Class E Common Stock.

          (h) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class A Common Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class D Common Stock as shall from time to time be necessary to permit the conversion of up to 2,200,000 shares of Class A Common Stock into shares of Class D Common Stock, and shall take all action required to increase the authorized number of shares of Class D Common Stock if necessary to permit such conversion.

          (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class D Common Stock, free from any preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall from time to time be necessary to permit the conversion of all outstanding shares of Class D Common Stock into shares of Class A Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if necessary to permit the conversion of all outstanding shares of Class D Common Stock.

          (j) Each holder of shares of a class of Common Stock shall only be entitled to convert any share or shares of a class of Common Stock to the extent that, after giving effect to such conversion, any such holder or its affiliates shall not, directly or indirectly, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

          (k) Each conversion of shares of a class of Common Stock into shares of another class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Common Stock) at any time during normal business hours, together with a written notice by the holder of such class of Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such class of Common Stock represented by such certificate or certificates into another class of Common Stock, specifying such class, and, if requested by the Corporation, a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement; provided, however, that the Corporation shall not be required to effect a conversion, if, after giving effect to such conversion, such conversion would subject the Corporation to (immediately or after the passage of time or both), or would cause the Corporation to violate (immediately or after the passage of time or both), any federal or state banking or other regulatory scheme, rule or regulation, or statute, including, without limitation, the Bank Holding Company Act of

1956. A conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted class of Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such other class of Common Stock issuable upon such conversion.

          (l) Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for shares of the class of Common Stock issuable upon such conversion and (ii) a certificate or certificates representing those shares of the class of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (m) The issuance of certificates for any class of Common Stock upon the conversion of any other class of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of any class of Common Stock. The Corporation shall not close its books against the transfer of any class of Common Stock issued or issuable upon the conversion of any other class of Common Stock in any manner which would interfere with the timely conversion of any other class of Common Stock for which notice has been given in accordance with Section B(5)(k) of this Article IV.

          (n) When any shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class E Common Stock are acquired by the Corporation, including without limitation, upon conversion of shares of one class of Common Stock into shares of another class of Common Stock, such shares shall resume the status of authorized and unissued shares of the class of Common Stock to which they belong.

     C.   Preferred Stock. The Board of Directors is authorized, subject to
          ---------------
limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, voting powers, preferences, and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the votes entitled to be cast by the holders of capital stock of the Corporation without the separate vote of the holders of the Preferred Stock as a class.

                                    ARTICLE V

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     B. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws; provided, however, that the number of directors shall not be less than one (1) nor more than eleven (11), each director having one (1) vote except as provided in Section C(1) below.

     C. 1. Class A Directors. Prior to a Qualified Event, for so long as GS
           -----------------
Capital Partners II, L.P. ("Goldman"), Vestar Capital Partners, IV L.P. ("Vestar") and Soros Private Equity Partners LLC ("Soros") or any of their respective Affiliates or any transferees of such persons permitted under any stockholders agreement to which the Company and such persons are a party ("Permitted Transferee") (collectively, the "Institutional Investors") collectively own beneficially and of record more than 38% of the issued and outstanding capital stock of the Corporation (and such percentage after the date hereof has never fallen below 38%):

           a. if Goldman and its Affiliates or any of their Permitted Transferees beneficially own at least 50% of the shares of the Common Stock owned by all of the Institutional Investors (the "Institutional Shares"), then the holders of Class A Common Stock shall have the right, voting together as a class, to elect such number of directors as shall constitute 36.37% of the authorized number of directors on the whole Board of Directors (rounding to the nearest whole number) (the "Class A Directors") and at every meeting of directors each such Class A Director shall be entitled to cast that number of votes equal to 36.37% of the total number of votes that could be cast at such meeting if all the authorized directors of the whole Board of Directors were present divided by the number of Class A Directors actually present at such meeting; or

           b. if Goldman and its Affiliates or any of their Permitted Transferees beneficially own less than 50% of the Institutional Shares, then the holders of Class A Common Stock shall have the right, voting together as a class, to elect such number of directors (each, also a "Class A Director") (rounding to the nearest whole number) equal to the percentage, expressed to two decimal places, of the Institutional Shares beneficially owned by Goldman and its Affiliates and Permitted Transferees multiplied by seven (the "Class A Number") and at every meeting of directors each such

Class A Director shall be entitled to cast that number of votes equal to the Class A Number divided by the number of Class A Directors actually present at such meeting.

          2.   Class E Directors. Prior to a Qualified Event, for so long as the
               -----------------
Institutional Investors collectively own beneficially and of record more than 38% of the issued and outstanding capital stock of the Corporation (and such percentage after the date hereof has never fallen below 38%):

               a. if Goldman and its Affiliates or their Permitted Transferees beneficially own at least 50% of the Institutional Shares, then the holders of Class E Common Stock shall have the right, voting together as a class, to elect such number of directors as shall constitute 27.27% of the authorized number of directors on whole Board of Directors (rounding to the nearest whole number) (the "Class E Directors"), each with one vote; or

               b. if Goldman and its Affiliates or their Permitted Transferees beneficially own less than 50% of the Institutional Shares, then the holders of Class E Common Stock shall have the right, voting together as a class, to elect such number of directors (each, also a "Class E Director") (rounding to the nearest whole number) equal to the percentage, expressed to two decimal places, of the Institutional Shares beneficially owned by Vestar, Soros and their Affiliates and Permitted Transferees multiplied by seven, each with one vote.

          3. Except as provided in Section C(1) and Section C(2) above, the directors of the Corporation shall be elected by the holders of Preferred Stock (to the extent provided by the Board of Directors in its designation of any series of Preferred Stock), Class A Common Stock, Class B Common Stock, Class C Common Stock and Class E Common Stock voting as a single class, as provided in Section B(3) of Article IV and shall each have one vote.

          4. For purposes of this Article V, Section C, "Affiliate" means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. Without limiting the foregoing, (i) any pooled investment vehicle (a) organized by Goldman, Soros, Vestar, respectively, or any of their respective Affiliates or (b) the investments of which are directed by any of Goldman, Soros, Vestar, or any of their respective Affiliates or any partner, officer or employee of Goldman, Soros, Vestar, respectively, or any of their respective Affiliates, and (ii) any investment fund organized by any of Goldman, Soros, Vestar, or any of their respective Affiliates for the benefit of the current or former partners, officers or employees or their dependents of any of Goldman, Soros, Vestar, or any of their respective Affiliates shall be deemed an Affiliate of Goldman, Soros, or Vestar, as the case may be.

          5.   Quorum; Removal; Vacancy. At any meeting of stockholders held for
               ------------------------
the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Class A Common Stock or Class E Common Stock, respectively, then outstanding shall constitute a quorum for the purpose of electing the directors to be elected by such class and the holders of a majority of the shares of Preferred Stock (to the extent holders of Preferred Stock are entitled to elect director(s) of the Corporation in the designation of any series of Preferred Stock), Class A Common Stock, Class B Common Stock, Class C Common Stock and Class E Common Stock then outstanding shall constitute a quorum for electing the remaining directors of the Corporation. Any director elected by a class or classes of Common Stock may be removed, with or without cause, at any time by the holders of a majority of the outstanding shares of such class or classes. A vacancy, whether resulting from any increase in the number of directors or from death, resignation, retirement, disqualification, removal, or any other cause, in any directorship held by a director elected by one or more classes of Common Stock shall be filled only by another person designated by the holders of a majority of the outstanding shares of such class or classes.

     D. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall provide otherwise.

     E. The Board of Directors is authorized to make, amend and repeal the Bylaws of the Corporation.

                                   ARTICLE VI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

     Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation.

     A.   Procedure. Any indemnification under this Article VII (unless ordered
          ---------
by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who were not parties to such Proceeding (the "Disinterested Directors"), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     B.   Advances for Expenses. Costs, charges and expenses (including
          ---------------------
attorneys' fees) incurred by a director or officer of the Corporation in defending a civil or criminal

Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any Proceeding, whether or not the Corporation is a party to such Proceeding.

     C.   Procedure for Indemnification. Any indemnification or advance of
          -----------------------------
costs, charges and expenses under this Article VII, shall be made promptly, and in any event within 60 days upon the written request of the director or officer, and, in the case of a request for advance of costs, charges and expenses, shall be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VII. The right to indemnification and advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article VII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     D.   Other Rights; Continuation of Right to Indemnification. The
          ------------------------------------------------------
indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any Proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VII, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII, with respect to the resulting or surviving corporation, as he would if he had served the resulting or surviving corporation in the same capacity.

     E.   Insurance. The Corporation shall have power to purchase and maintain
          ---------
insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Corrected Restated Certificate of Incorporation, has been duly executed in the name of and on behalf of MCG Credit Corporation on the 11th day of July, 2000.


                                       /s/ Steven F. Tunney
                                       -----------------------------------

                                       Name: Steven F. Tunney
                                       -----------------------------------

                                       Title: COO
                                       -----------------------------------